Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following:

(1)	Registration Statement (Form S-8 No.333-188545) pertaining to the 2013 Equity Incentive Plan of Armada Hoffler Properties, Inc., and

(2)	Registration Statements (Forms S-3 No. 333-196473, 333-204063, and 333-214176) of Armada Hoffler Properties, Inc.;
of our report dated March 1, 2017, with respect to the consolidated financial statements and schedule of Armada Hoffler Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
McLean, Virginia
March 1, 2017